Exhibit 10.30

Hawaiian Telcom/Supplier Confidential

Amendment No. 1

To

MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this “Amendment No. 1”) is made as of December 15, 2005 by and between BearingPoint, Inc., a Delaware corporation with offices at 1676 International Drive, McLean, VA 22102 (“BearingPoint”), and Hawaiian Telcom Communications, Inc. (formerly named Hawaiian Telcom MergerSub, Inc.), a Delaware corporation with offices at 1177 Bishop Street, Honolulu, HI 96813 (“Hawaiian Telcom”) (BearingPoint and Hawaiian Telcom each being a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated as of August 6, 2004 (the “MSA”); and

WHEREAS, in order to facilitate the process for documenting Hawaiian Telcom’s Acceptance of Deliverables by permitting Acceptance by electronic notification, the Parties desire to amend the MSA.

NOW, THEREFORE, in consideration of the forgoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

1.	DEFINED TERMS

Capitalized terms used but not defined in this Amendment No. 1 have the meanings given them in the MSA.

2.	AMENDMENT TO EXHIBIT A (DEFINITIONS)

The definition of “Acceptance” in Exhibit A is hereby amended to read as follows:

“means, with respect to each Deliverable, written notification from Hawaiian Telcom to the Supplier, either signed by the Hawaiian Telcom Contract Executive or contained in an e-mail message from such individual originating from the hawaiiantel.com domain, indicating that the Deliverable satisfies the applicable Acceptance Criteria or, if there are no Acceptance Criteria, that the Deliverable does not contain any Nonconformities. Such notice shall be provided promptly and shall not be unreasonably withheld. For System Deliverables (which are subject to Conditional Acceptance and Final Acceptance), “Acceptance” means Final Acceptance. Notwithstanding the rejection of any Deliverable by Hawaiian Telcom, operational use (i.e., use for other than testing, piloting, demonstration or diagnostic purposes) of such Deliverable shall also be deemed to constitute Acceptance, if such Deliverable is a Non-System Deliverable, or Conditional Acceptance, if such Deliverable is a System Deliverable.”

The Parties agree that the effective date of this amendment to Exhibit A shall be February 4, 2005.

3.	FULL FORCE AND EFFECT

The MSA, as amended by this Amendment No. 1, remains in full force and effect.

Master Services Agreement	1	December 15, 2005
Amendment No. 1

Hawaiian Telcom/Supplier Confidential

IN WITNESS WHEREOF, each of the Parties has executed this Amendment No.1 as of the date first written above.

HAWAIIAN TELCOM COMMUNICATIONS, INC.		BEARINGPOINT, INC.

By:	/s/ David A. Torline	By:	/s/ Miriam Hernandez-Kakol

Name:	David A. Torline	Name:	Miriam Hernandez-Kakol

Title:	SVP & CIO	Title:	Senior Vice President

Master Services Agreement	2	December 15, 2005
Amendment No. 1